EXHIBIT 99.1

BBCN Bancorp Reports 2013 Fourth Quarter and Full-Year Financial Results

Q4 2013 Summary:

  Net income totals $19.8 million, or $0.25 per diluted common share
  New loan production for the quarter amounts to $323 million
  Loans receivable increase to $5.07 billion, reflecting a 4% increase over September 30, 2013
  Total deposits increase to $5.15 billion, reflecting a 3% increase during the quarter
  Total assets increase to $6.47 billion, reflecting a 2% increase over the preceding quarter

LOS ANGELES, Jan. 27, 2014 (GLOBE NEWSWIRE) -- BBCN Bancorp, Inc. (the "Company") (Nasdaq:BBCN), the holding company of BBCN Bank (the "Bank"), today reported net income available to common stockholders of $19.8 million, or $0.25 per diluted common share, for the 2013 fourth quarter. This compares with net income available to common stockholders of $23.6 million, or $0.30 per diluted common share, for the 2013 third quarter and $21.5 million, or $0.28 per diluted common share, for the 2012 fourth quarter.

For 2013, net income available to common stockholders totaled $83.5 million, or $1.05 per diluted common share, compared with $77.6 million, or $0.99 per diluted common share, for 2012.

"New loan originations continued to be robust in the 2013 fourth quarter, totaling $323 million, and contributed to an 18% increase in loans for the full year," said Kevin S. Kim, Chairman and Chief Executive Officer of BBCN Bancorp, Inc. "Together with steady deposit growth of 17% over the course of the year, total assets increased 15% to close the year at $6.5 billion. Our fourth quarter results, however, were adversely affected by one large charge off amounting to $7.2 million, which resulted in elevated provisioning for loan losses relative to recent periods. While this impacted certain performance ratios for the quarter, our net interest margin increased 3 basis points from the preceding quarter, and our annualized pre-tax, pre-provision earnings remained steady at 2.52% of average assets.

"Throughout 2013, we continued making progress as the largest Korean-American bank in the country. We completed two acquisitions fortifying our national footprint, making BBCN the dominant Korean-American bank in all five of our core geographic markets. While the banking industry remains challenged in a low interest rate and heightened regulatory environment, we believe BBCN has the strongest executive management team in place in our niche market and is well positioned to gain traction in our journey to become a more diversified financial services company," said Kim.

Financial Highlights

(Dollars in thousands, except per share data)	At or for the Three Months Ended
	12/31/2013	9/30/2013	12/31/2012
Net income	$ 19,799	$ 23,552	$ 21,527
Diluted earnings per share	$ 0.25	$ 0.30	$ 0.28
Net interest income before provision for loan losses	$ 66,876	$ 64,360	$ 59,646
Net interest margin	4.45%	4.42%	4.61%
Noninterest income	$ 11,238	$ 10,799	$ 9,859
Noninterest expense	$ 37,785	$ 35,746	$ 30,609
Net loans receivable	$ 5,009,356	$ 4,833,224	$ 4,229,311
Deposits	$ 5,148,057	$ 5,021,102	$ 4,384,035
Nonaccrual loans (1)	$ 39,154	$ 36,129	$ 29,653
ALLL to gross loans	1.28%	1.34%	1.56%
ALLL to nonaccrual loans (1)	165.55%	181.89%	225.75%
ALLL to nonperforming assets (1) (2)	66.58%	65.27%	107.62%
Provision for loan losses	$ 8,450	$ 744	$ 2,422
Net charge offs	$ 9,345	$ 6,704	$ 1,433
ROA (3)	1.24%	1.53%	1.57%
ROE (3)	9.77%	11.85%	11.55%
Efficiency ratio	48.37%	47.56%	44.04%

(1) Excludes delinquent SBA loans that are guaranteed and currently in liquidation totaling $27.5 million, $25.2 million and $17.6 million at the close of the 2013 fourth quarter, 2013 third quarter and 2012 fourth quarter, respectively.

(2) Nonperforming assets exclude acquired credit impaired loans totaling $43.8 million, $38.6 million and $17.7 million at December 31, 2013, September 30, 2013 and December 31, 2012, respectively.

(3) Based on net income before effects of dividends and discount accretion on preferred stock.

Operating Results for the Fourth Quarter of 2013

The comparability of BBCN's operating results with past performance is impacted by acquisition accounting adjustments related to the acquisitions of Center Financial Corporation on November 30, 2011, Pacific International Bancorp on February 15, 2013 and Foster Bankshares on August 13, 2013. The Company believes the following supplemental information will be helpful in understanding past financial performance. Operating results for the three months ended December 31, 2013, September 30, 2013 and December 31, 2012 include the following pre-tax acquisition accounting adjustments related to mergers.

The impact of major acquisition accounting adjustments to pre-tax income is summarized below. The effects of these adjustments on certain yields and costs are described in subsequent sections of this release.

	Three Months Ended
	December 31,	September 30,	December 31,
	2013	2013	2012
Accretion of discount on acquired performing loans	$ 4,873	$ 4,074	$ 4,697
Accretion of discount on acquired credit impaired loans	2,480	2,806	1,174
Amortization of premium on acquired FHLB borrowings	94	94	92
Accretion of discount on acquired subordinated debt	(107)	(81)	(37)
Amortization of premium on acquired time deposits	369	308	375
Increase to pre-tax income	$ 7,709	$ 7,201	$ 6,301

In addition to the items listed above, acquisition accounting adjustments had the effect of reducing the yield on acquired securities portfolios.

Net Interest Income and Net Interest Margin. The following table summarizes the reported net interest income before provision for loan losses.

	Three Months Ended
			%		%
	12/31/2013	9/30/2013	change	12/31/2012	change
Net interest income before provision for loan losses	$ 66,876	$ 64,360	4%	$ 59,646	12%

Fourth quarter 2013 net interest income before provision for loan losses increased 4% over the preceding third quarter and rose 12% over the prior-year fourth quarter. The Company attributed the increases in net interest income before provision for loan losses to higher levels of interest income on loans as a result of organic and strategic loan growth.

The net interest margin (net interest income divided by average interest-earning assets) and the impact of acquisition accounting adjustments are summarized in the following table:

	Three Months Ended
	12/31/2013	9/30/2013	change	12/31/2012	change
Net interest margin, excluding the effect of acquisition accounting adjustments	3.87%	3.86%	0.01%	4.06%	(0.19)%
Acquisition accounting adjustments	0.58	0.56	0.02	0.55	0.03
Net interest margin	4.45%	4.42%	0.03%	4.61%	(0.16)%

The net interest margin for the 2013 fourth quarter increased 3 basis points over the preceding third quarter to 4.45%. On a core basis, excluding the effect of acquisition accounting adjustments, the net interest margin for the 2013 fourth quarter increased 1 basis point over the preceding third quarter.

Compared with the prior-year period, net interest margin for the 2013 fourth quarter declined 16 basis points. Excluding the effect of acquisition accounting adjustments, the core net interest margin for the fourth quarter of 2013 declined 19 basis points from the year-ago period. The declines largely reflect decreases in the weighted average yield on loans.

The weighted average yield on loans and the impact of acquisition accounting adjustments are summarized in the following table:

	Three Months Ended
	12/31/2013	9/30/2013	change	12/31/2012	change
Weighted average yield on loans, excluding the effect of acquisition accounting adjustments	4.90%	4.96%	(0.06)%	5.24%	(0.34)%
Acquisition accounting adjustments	0.69	0.67	0.02	0.65	0.04
Weighted average yield on loans	5.59%	5.63%	(0.04)%	5.89%	(0.30)%

The weighted average yield on loans for the 2013 fourth quarter decreased 4 basis points from the preceding third quarter, and decreased 6 basis points on a core basis, excluding the effect of acquisition accounting adjustments. The weighted average yield on new loans originated during the 2013 fourth quarter was 4.50%, up 6 basis points when compared with 4.44% for the preceding third quarter. Compared with the prior-year period, the weighted average yield on loans for the 2013 fourth quarter decreased 30 basis points and 34 basis points on a core basis, excluding the effect of acquisition accounting adjustments.

The composition of fixed and variable rate loans and the associated weighted average contractual rates are summarized in the following table:

	12/31/2013	9/30/2013	change	12/31/2012	change
Fixed rate loans
As a percentage of total loans	48%	45%	3%	40%	8%
Weighted average contractual rate	4.99%	5.16%	(0.17)%	5.63%	(0.64)%
Variable rate loans
As a percentage of total loans	52%	55%	(3)%	62%	(10)%
Weighted average contractual rate	4.37%	4.43%	(0.06)%	4.57%	(0.20)%

The decrease in the weighted average contractual rate for fixed rate loans for the 2013 fourth quarter reflects the highly competitive rate environment for fixed rate commercial real estate loans in the current interest rate environment.

The weighted average yield on securities available for sale is summarized in the following table:

	Three Months Ended
	12/31/2013	9/30/2013	change	12/31/2012	change
Weighted average yield on securities available for sale	2.26%	2.13%	0.13%	2.08%	0.18%

The weighted average yield on securities available for sale for the 2013 fourth quarter increased 13 basis points from the preceding third quarter and 18 basis points from the year-ago fourth quarter.

The weighted average duration and average life of the securities available-for-sale are summarized in the following table:

	Three Months Ended
			%		%
	12/31/2013	9/30/2013	change	12/31/2012	change
Weighted average duration of securities available for sale in years	4.42	4.81	(8.11)%	3.26	35.58%
Weighted average life of securities available for sale in years	5.08	5.5	(7.64)%	3.5	45.14%

 The weighted average cost of deposits and the impact of acquisition accounting adjustments are summarized in the following table:

	Three Months Ended
	12/31/2013	9/30/2013	change	12/31/2012	change
Weighted average cost of deposits, excluding the effect of acquisition accounting adjustments	0.52%	0.51%	0.01%	0.55%	(0.03)%
Acquisition accounting adjustments	(0.02)	(0.02)	—	(0.03)	0.01
Weighted average cost of deposits	0.50%	0.49%	0.01%	0.52%	(0.02)%

 The weighted average cost of deposits for the 2013 fourth quarter was relatively stable with the preceding third quarter, increasing by just 1 basis point, both on a reported and on a core basis, excluding the effect of amortization of premium on time deposits assumed in mergers.

Compared with the prior-year period, the weighted average cost of deposits for the 2013 fourth quarter improved 2 basis points, and improved 3 basis points on a core basis, excluding the effect of premium amortization on time deposits assumed in mergers.

The weighted average cost of FHLB advances and the impact of acquisition accounting adjustments are summarized in the following table:

	Three Months Ended
	12/31/2013	9/30/2013	change	12/31/2012	change
Weighted average cost of FHLB advances, excluding the effect of acquisition accounting adjustments	1.23%	1.27%	(0.04)%	1.40%	(0.17)%
Acquisition accounting adjustments	(0.09)	(0.09)	—	(0.09)	—
Weighted average cost of FHLB advances	1.14%	1.18%	(0.04)%	1.31%	(0.17)%

For the fourth quarter of 2013, the weighted average cost of FHLB advances decreased 4 basis points over the preceding third quarter, both on a reported and on a core basis, excluding the effect of acquisition accounting adjustments. During the 2013 fourth quarter, the Company added $25.0 million in new FHLB borrowings at a weighted average rate of 1.78%, and the weighted average maturity of these new borrowings was 5.00 years. These new borrowings replaced $25.0 million of FHLB borrowings with a weighted average rate of 0.68%, which matured during the fourth quarter 2013.

Compared with the prior-year period, the weighted average cost of FHLB advances decreased 17 basis points, both on a reported basis and on a core basis, excluding the effect of acquisition accounting adjustments. The decreases reflect the addition of $180.0 million in new FHLB borrowings of a weighted average rate of 0.89%, which rate was lower than the weighted average rate of the remaining borrowings. The weighted average original maturity of the new borrowings was 2.47 years. In addition, a total of $179.0 million of FHLB borrowings, with a weighted average rate of 1.08%, matured over the past twelve months.

Noninterest Income.  Total noninterest income for the 2013 fourth quarter amounted to $11.2 million, reflecting a 4% increase over the preceding third quarter and a 14% increase over the prior-year fourth quarter.

The various noninterest income items are summarized in the following table:

(In thousands)	Three Months Ended
			%		%
	12/31/2013	9/30/2013	change	12/31/2012	change
Service fees on deposit accounts	$ 3,720	$ 3,321	12%	$ 2,916	28%
Net gains on sales of SBA loans	2,699	2,827	(5)%	2,754	(2)%
Net gains on sale of other loans	—	—	—%	6	(100)%
Net valuation gains on interest swaps and caps	—	—	—%	11	(100)%
Net losses on sales of OREO	(45)	(48)	(6)%	(292)	(85)%
Other income and fees	4,864	4,699	4%	4,464	9%
Total noninterest income	$ 11,238	$ 10,799	4%	$ 9,859	14%

The 4% increase in noninterest income over the preceding third quarter largely reflects a full quarter's impact from the completion of the Foster Bankshares transaction on August 13, 2013, offset by a modest decline in net gains on sale of SBA loans. The 14% increase in total noninterest income for the 2013 fourth quarter over the prior-year period predominantly reflects the Foster and Pacific International acquisitions.

Noninterest Expense.  Total noninterest expense for the fourth quarter of 2013 amounted to $37.8 million, reflecting a 6% increase over the preceding third quarter and a 23% increase over the prior-year fourth quarter.

The various noninterest expense items are summarized in the following table:

(In thousands)	Three Months Ended
			%		%
	12/31/2013	9/30/2013	change	12/31/2012	change
Salaries and employee benefits	$ 17,719	$ 16,535	7%	$ 14,143	25%
Occupancy	4,470	4,360	3%	3,843	16%
Furniture and equipment	1,895	1,728	10%	1,482	28%
Advertising and marketing	1,328	1,393	(5)%	934	42%
Data processing and communications	2,107	1,983	6%	1,521	39%
Professional fees	1,010	1,440	(30)%	1,324	(24)%
FDIC assessment	939	818	15%	710	32%
Merger and integration expenses	2,244	931	141%	505	344%
Other	6,073	6,558	(7)%	6,147	(1)%
Total noninterest expense	$ 37,785	$ 35,746	6%	$ 30,609	23%

The Company noted that salaries and benefits expense for the 2013 fourth quarter reflects a full quarter's impact from the Foster Bankshares transaction completed on August 13, 2013, as well as acquisition-related severance and holiday bonus payouts. Compared with the prior-year fourth quarter, the increase in salaries and benefits expense reflects the addition of FTEs related to Foster, as well as the acquisition of Pacific International Bancorp completed February 15, 2013. The number of FTEs was 835 as of December 31, 2013, 831 as of September 30, 2013, and 704 as of December 31, 2012.

In addition, operating results were impacted by merger and integration related expenses, which totaled $2.2 million $931,000 and $505,000 for the 2013 fourth quarter, 2013 third quarter and 2012 fourth quarter, respectively. Merger and integration related expenses for the 2013 fourth quarter included expenses associated with the integration of Foster Bankshares.

Income Tax Provision. The effective tax rate for the 2013 fourth quarter was 37.9%, compared with 39.1% for the preceding third quarter and 40.1% for the 2012 fourth quarter.

Balance Sheet Summary

Loans receivable totaled $5.07 billion at December 31, 2013, reflecting a 4% increase over $4.90 billion at September 30, 2013 and an increase of 18% over $4.30 billion a year earlier at December 31, 2012.

Total new loan originations during the fourth quarter of 2013 amounted to $322.9 million, including SBA loan originations of $66.8 million. Sales of SBA loans to the secondary market and gains derived from those sales are based substantially on the production of SBA 7(a) loans. Production of SBA 7(a) loans amounted to $35.5 million for the fourth quarter of 2013, compared with $52.7 million for the preceding third quarter. During the 2013 fourth quarter, the Company sold $31.8 million of its SBA loans held for sale.

For the full year, total new loan origination amounted to $1.14 billion, including SBA loan originations of $231.7 million.

Aggregate pay offs and pay downs during the 2013 fourth quarter amounted to $209.7 million, compared with $266.1 million for the preceding third quarter and $185.9 million for the year-ago fourth quarter.

Total deposits amounted to $5.15 billion at December 31, 2013, compared with $5.02 billion at September 30, 2013 and $4.38 billion a year earlier at December 31, 2012. The increase over the preceding third quarter is largely attributed to a 9% increase in money market accounts, as well as higher balances in noninterest bearing demand deposits and jumbo time deposits. Noninterest bearing deposits at December 31, 2013 totaled $1.40 billion and accounted for 27% of total deposits.

Credit Quality

The provision for loan losses for the 2013 fourth quarter was $8.5 million, compared with $744,000 for the preceding third quarter and $2.4 million for prior-year fourth quarter.

For a more detailed understanding of the changes in the Allowance for Loan and Lease Losses ("ALLL"), the composition of the ALLL has been segmented for disclosure purposes between loans accounted for under the amortized cost method (referred to as "Legacy Loans") and loans acquired through the Center Financial, Pacific International and Foster transactions (referred to as "Acquired Loans"). The Acquired Loans are further segregated between performing and credit impaired loans.

The composition of the ALLL as of December 31, 2013, September 30, 2013 and December 31, 2012 is as follows:

(dollars in thousands)	12/31/2013	9/30/2013	12/31/2012
Legacy Loans (1)	$ 57,478	$ 59,773	$ 61,003
Acquired Loans - Performing (2)	2,564	1,964	1,404
Acquired Loans - Credit Impaired (2)	4,778	3,978	4,534
Total ALLL	$ 64,820	$ 65,715	$ 66,941

Loans receivable	$ 5,074,176	$ 4,898,939	$ 4,296,252
ALLL coverage ratio	1.28%	1.34%	1.56%

(1)  Legacy Loans include loans originated by the Bank's predecessor bank, loans originated by BBCN, and loans that were acquired and that have been refinanced as new loans.

(2) Acquired Loans were marked to fair value at acquisition date, and the allowance for loan losses reflect provisions for credit deterioration since the acquisition date.

Following are the components of criticized loan balances as of December 31, 2013, September 30, 2013 and December 31, 2012:

(dollars in thousands)	12/31/2013	9/30/2013	12/31/2012
Special Mention (1)	$ 89,489	$ 111,631	$ 79,589
Classified (1)	$ 266,361	$ 246,743	$ 209,079
Criticized	$ 355,850	$ 358,374	$ 288,668

(1) Balances include Acquired Loans which were marked to fair value on the date of acquisition.

The Company defines nonperforming loans to include delinquent loans past due 90 days or more on nonaccrual status, plus delinquent loans past due 90 days or more on accrual status (excluding acquired credit impaired loan balances) and accruing restructured loans. Nonperforming loans at December 31, 2013 held steady at $73.1 million, compared with September 30, 2013.  As a percentage of loans receivable, nonperforming loans at December 31, 2013 was 1.44%, compared with 1.49% at September 30, 2013.

Nonperforming assets, including other real estate owned, amounted to $97.4 million at December 31, 2013, or 1.50% of total assets, down modestly when compared with $100.7 million, or 1.59% of total assets, at September 30, 2013.

Net loan charge offs for the 2013 fourth quarter totaled $9.3 million, or 0.75% of average loans on an annualized basis, compared with net loan charge offs of $6.7 million, or 0.56% of average loans on an annualized basis, for the preceding third quarter. Charge offs for the three months ended December 31, 2013 included a $7.2 million charge off related to one trade finance commercial credit. During the fourth quarter, the borrower informed the Company that a major disruption to its cash flows had occurred and, as a result, the borrower would be unable to meet its contractual loan obligations. Given this new information, the Company revised its impairment analysis and recognized the additional impairment through the provision for loan losses and partially charged off the loan.

The allowance for loan losses at December 31, 2013 was $64.8 million, or 1.28% of gross loans receivable (excluding loans held for sale), compared with $65.7 million, or 1.34%, at September 30, 2013.   The coverage ratio of the allowance for loan losses to nonperforming loans (excluding acquired loans past due 90 days or more on accrual status) was 88.72% at December 31, 2013, compared with 91.08% at September 30, 2013.

Impaired loans (defined as loans for which it is probable that not all principal and interest payments due will be collected in accordance with the contractual terms) rose to $116.3 million at December 31, 2013 from $99.2 million at September 30, 2013.

Specific reserves for impaired loans at December 31, 2013 totaled $10.2 million, or 8.7% of the aggregate impaired loan amount, compared with $11.0 million, or 11.1% of the aggregate impaired loan amount, at September 30, 2013. Excluding specific reserves for impaired loans, the allowance coverage on the remaining loan portfolio was 1.10% at December 31, 2013, compared with 1.14% at September 30, 2013.

Capital

At December 31, 2013, the Company continued to exceed all regulatory capital requirements to be classified as a "well-capitalized" institution, as summarized in the following table.

	12/31/2013	9/30/2013	12/31/2012
Leverage Ratio	11.89%	12.06%	12.76%
Tier 1 Risk-based Ratio	13.58%	13.64%	14.91%
Total Risk-based Ratio	14.78%	14.89%	16.16%

Tangible common equity per share and as a percentage of tangible assets are summarized in the following table:

	12/31/2013	9/30/2013	12/31/2012
Tangible common equity per share (1)	$8.79	$8.52	$8.43
Tangible common equity to tangible assets (1)	10.98%	10.87%	11.86%

(1)  Tangible common equity to tangible assets is a non-GAAP financial measure that represents common equity less goodwill and net other intangible assets divided by total assets less goodwill and net other intangible assets. Management reviews tangible common equity to tangible assets in evaluating the Company's capital levels and has included this ratio in response to market participant interest in tangible common equity as a measure of capital. The accompanying financial information includes a reconciliation of the ratio of tangible common equity to tangible assets with stockholders' equity and total assets.

Investor Conference Call

The Company will host an investor conference call on Tuesday, January 28, 2014 at 9:30 a.m. Pacific Time / 12:30 p.m. Eastern Time to review financial results for the fourth quarter of 2013. Investors and analysts may access the conference call by dialing 877-474-9506 (domestic) or 857-244-7559 (international), passcode 67400854 or "BBCN Bancorp."  Other interested parties are invited to listen to a live webcast of the call available at the Investor Relations section of BBCN Bancorp's website at BBCNbank.com. After the live webcast, a replay will remain available in the Investor Relations section of BBCN Bancorp's website for one year. A replay of the call will be available at 888-286-8010 (domestic) or 617-801-6888 (international) through February 4, 2014, passcode 28254331.

About BBCN Bancorp, Inc.

BBCN Bancorp, Inc. is the holding company of BBCN Bank, the largest Korean-American bank in the nation with $6.5 billion in assets as of December 31, 2013. Headquartered in Los Angeles and serving a diverse mix of customers mirroring its communities, BBCN operates 49 branches in California, New York, New Jersey, Illinois, Washington and Virginia, along with six loan production offices in Seattle, Denver, Dallas, Atlanta, Northern California and Annandale, Virginia.  BBCN specializes in core business banking products for small and medium-sized businesses, with an emphasis in commercial real estate and business lending, SBA lending and international trade financing. BBCN Bank is a California-chartered bank and its deposits are insured by the FDIC to the extent provided by law. BBCN is an Equal Opportunity Lender.

Forward-Looking Statements

This press release contains forward-looking statements, including statements about future operations and projected full-year financial results that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward looking statements. These risks and uncertainties include but are not limited to economic, competitive, governmental and technological factors affecting the Company's operations, markets, products, services, and pricing. Readers should carefully review the risk factors and the information that could materially affect the Company's financial results and business, described in documents the Company files from time to time with the Securities and Exchange Commission, including its quarterly reports on Form 10-Q and Annual Reports on Form 10-K, and particularly the discussions of business considerations and certain factors that may affect results of operations and stock price set forth therein. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements.

(tables follow)

BBCN Bancorp, Inc.
Consolidated Financial Statements and Selected Financial Data
Unaudited (Dollars in Thousands, Except per Share Data)

Assets	12/31/2013	9/30/2013	% change	12/31/2012	% change

Cash and due from banks	$ 316,705	$ 345,352	-8%	$ 312,916	1%
Securities available for sale, at fair value	705,751	708,566	0%	704,403	0%
Federal Home Loan Bank and Federal Reserve Bank stock	27,941	27,958	0%	22,495	24%
Loans held for sale, at the lower of cost or fair value	44,115	49,480	-11%	51,635	-15%
Loans receivable	5,074,176	4,898,939	4%	4,296,252	18%
Allowance for loan losses	(64,820)	(65,715)	1%	(66,941)	3%
Net loans receivable	5,009,356	4,833,224	4%	4,229,311	18%
Accrued interest receivable	13,403	13,108	2%	12,117	11%
Premises and equipment, net	30,894	29,747	4%	22,609	37%
Bank owned life insurance	44,770	44,593	0%	43,767	2%
Goodwill	107,320	119,881	-10%	89,878	19%
Other intangible assets, net	5,184	5,563	-7%	3,033	71%
Other assets	168,092	163,515	3%	148,497	13%
Total assets	$ 6,473,531	$ 6,340,987	2%	$ 5,640,661	15%

Liabilities

Deposits	$ 5,148,057	$ 5,021,102	3%	$ 4,384,035	17%
Borrowings from Federal Home Loan Bank	421,352	421,446	0%	420,722	0%
Subordinated debentures	57,410	57,303	0%	41,846	37%
Accrued interest payable	4,821	4,827	0%	4,355	11%
Other liabilities	30,789	35,079	-12%	38,599	-20%
Total liabilities	5,662,429	5,539,757	2%	4,889,557	16%

Stockholders' Equity

Common stock, $0.001 par value; authorized, 150,000,000 shares at December 31, 2013, September 30, 2013 and December 31, 2012; issued and outstanding, 79,441,525, 79,253,235, and 78,041,511 at December 31, 2013, September 30, 2013, and December 31, 2012, respectively	79	79	0%	78	1%
Capital surplus	540,876	538,062	1%	525,354	3%
Retained earnings	280,332	266,478	5%	216,590	29%
Accumulated other comprehensive income, net	(10,185)	(3,389)	201%	9,082	-212%
Total stockholders' equity	811,102	801,230	1%	751,104	8%

Total liabilities and stockholders' equity	$ 6,473,531	$ 6,340,987	2%	$ 5,640,661	15%

	Three Months Ended					Twelve Months Ended
	12/31/2013	9/30/2013	% change	12/31/2012	% change	12/31/2013	12/31/2012	% change

Interest income:
Interest and fees on loans	$ 70,435	$ 67,747	4%	$ 63,107	12%	$ 266,684	$ 250,583	6%
Interest on securities	3,971	3,802	4%	3,540	12%	14,726	16,480	-11%
Interest on federal funds sold and other investments	510	486	5%	285	79%	1,663	822	102%
Total interest income	74,916	72,035	4%	66,932	12%	283,073	267,885	6%

Interest expense:
Interest on deposits	6,307	5,959	6%	5,492	15%	23,321	21,534	8%
Interest on other borrowings	1,733	1,716	1%	1,794	-3%	6,697	8,293	-19%
Total interest expense	8,040	7,675	5%	7,286	10%	30,018	29,647	1%

Net interest income before provision for loan losses	66,876	64,360	4%	59,646	12%	253,055	238,238	6%
Provision for loan losses	8,450	744	1036%	2,422	249%	17,500	19,104	-8%
Net interest income after provision for loan losses	58,426	63,616	-8%	57,224	2%	235,555	219,134	7%

Noninterest income:
Service fees on deposit accounts	3,720	3,321	12%	2,916	28%	12,838	12,466	3%
Net gains on sales of SBA loans	2,699	2,827	-5%	2,754	-2%	11,515	8,180	41%
Net gains on sales of other loans	--	--	0%	6	-100%	62	152	-59%
Net gains on sales of securities available-for-sale	--	--	0%	--	0%	54	949	-94%
Net valuation gains on interest swaps and caps	--	--	0%	11	-100%	--	35	-100%
Net loss on sales of OREO	(45)	(48)	-6%	(292)	-85%	(102)	(251)	-59%
Other income and fees	4,864	4,699	4%	4,464	9%	18,228	17,859	2%
Total noninterest income	11,238	10,799	4%	9,859	14%	42,595	39,390	8%

Noninterest expense:
Salaries and employee benefits	17,719	16,535	7%	14,143	25%	66,805	56,491	18%
Occupancy	4,470	4,360	3%	3,843	16%	17,676	15,631	13%
Furniture and equipment	1,895	1,728	10%	1,482	28%	6,809	5,663	20%
Advertising and marketing	1,328	1,393	-5%	934	42%	5,184	5,076	2%
Data processing and communications	2,107	1,983	6%	1,521	39%	7,595	6,364	19%
Professional fees	1,010	1,440	-30%	1,324	-24%	5,194	3,882	34%
FDIC assessment	939	818	15%	710	32%	3,309	2,442	36%
Merger and integration expenses	2,244	931	141%	505	344%	4,865	3,809	28%
Other	6,073	6,558	-7%	6,147	-1%	23,798	21,533	11%
	37,785	35,746	6%	30,609	23%	141,235	120,891	17%
Income before income taxes	31,879	38,669	-18%	36,474	-13%	136,915	137,633	-1%
Income tax provision	12,080	15,117	-20%	14,947	-19%	53,432	54,410	-2%
Net income	$ 19,799	$ 23,552	-16%	$ 21,527	-8%	$ 83,483	$ 83,223	0%
Dividends and discount accretion on preferred stock	$ --	$ --	0%	$ --	0%	$ --	$ (5,640)	-100%
Net income available to common stockholders	$ 19,799	$ 23,552	-16%	$ 21,527	-8%	$ 83,483	$ 77,583	8%

Earnings Per Common Share:
Basic	$ 0.25	$ 0.30		$ 0.28		$ 1.06	$ 0.99
Diluted	$ 0.25	$ 0.30		$ 0.28		$ 1.05	$ 0.99

Average Shares Outstanding:
Basic	79,350,797	79,223,636		78,033,439		79,036,729	78,012,253
Diluted	79,520,193	79,334,865		78,113,083		79,260,703	78,091,116

	Three months ended					Twelve Months Ended
	12/31/2013	9/30/2013	6/30/2013	3/31/2013	12/31/2012	12/31/2013	12/31/2012

Net Income	$ 19,799	$ 23,552	$ 22,671	$ 17,461	$ 21,527	$ 83,483	$ 83,223
Add back: Income tax	12,080	15,117	14,821	11,414	14,947	53,432	54,410
Add back: Provision for loan losses	8,450	744	800	7,506	2,422	17,500	19,104
Pre-tax, pre-provision income (PTPP) [1]	$ 40,329	$ 39,413	$ 38,292	$ 36,381	$ 38,896	$ 154,415	$ 156,737
PTPP to average assets (annualized)	2.52%	2.56%	2.60%	2.54%	2.83%	2.56%	3.00%

[1] While pre-tax, pre-provision income is a non-GAAP performance measure, we believe it is a useful measure in analyzing underlying performance trends, particularly in times of economic stress. It is the level of earnings adjusted to exclude the impact of income tax and provision expense.

	At or for the Three Months Ended (Annualized)					At of for the Twelve Months Ended
Profitability measures:	12/31/2013	9/30/2013	12/31/2012			12/31/2013	12/31/2012
ROA [2]	1.24%	1.53%	1.57%			1.38%	1.59%
ROE [2]	9.77%	11.85%	11.55%			10.59%	10.73%
Return on average tangible equity [2,3]	11.52%	13.90%	13.20%			12.27%	12.20%
Net interest margin	4.45%	4.42%	4.61%			4.46%	4.88%
Efficiency ratio	48.37%	47.56%	44.04%			47.77%	43.54%

[2] Based on net income before effect of dividends and discount accretion on preferred stock
[3] Average tangible equity is calculated by subtracting average goodwill and average other intangibles from average stockholders' equity. This is non-GAAP measure that we believe provides investors wth information that is useful in understanding our financial performance and position.

	Three Months Ended			Three Months Ended			Three Months Ended
	12/31/2013			9/30/2013			12/31/2012

		Interest	Annualized		Interest	Annualized		Interest	Annualized
	Average	Income/	Average	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
INTEREST EARNING ASSETS:

Gross loans, includes loans held for sale	$ 4,999,586	$ 70,435	5.59%	$ 4,771,022	$ 67,747	5.63%	$ 4,262,167	$ 63,107	5.89%
Securities available for sale	702,886	3,971	2.26%	714,660	3,802	2.13%	681,296	3,540	2.08%
FRB and FHLB stock and other investments	258,270	510	0.77%	291,672	486	0.65%	206,348	285	0.54%
Federal funds sold	--	--	NA	--	--	0.00%	43	--	0.30%
Total interest earning assets	$ 5,960,742	$ 74,916	4.99%	$ 5,777,353	$ 72,035	4.95%	$ 5,149,854	$ 66,932	5.17%

INTEREST BEARING LIABILITIES:
Deposits:
Demand, interest-bearing	$ 1,327,322	$ 2,082	0.62%	$ 1,276,732	$ 1,927	0.60%	$ 1,192,546	$ 1,818	0.61%
Savings	226,638	657	1.15%	204,050	669	1.30%	181,283	793	1.74%
Time deposits:
$100,000 or more	1,468,459	2,413	0.65%	1,380,962	2,361	0.68%	988,157	1,635	0.66%
Other	662,029	1,155	0.69%	677,352	1,003	0.59%	717,419	1,246	0.69%
Total time deposits	2,130,488	3,568	0.66%	2,058,314	3,364	0.65%	1,705,576	2,881	0.67%
Total interest bearing deposits	3,684,448	6,307	0.68%	3,539,095	5,959	0.67%	3,079,405	5,492	0.71%
FHLB advances	420,319	1,204	1.14%	422,084	1,251	1.18%	422,518	1,397	1.31%
Other borrowings	56,453	529	3.67%	48,273	465	3.77%	40,231	397	3.86%
Total interest bearing liabilities	4,161,220	$ 8,040	0.77%	4,009,452	$ 7,675	0.76%	3,542,154	$ 7,286	0.82%
Noninterest bearing demand deposits	1,379,230			1,306,307			1,155,905
Total funding liabilities/cost of funds	$ 5,540,450		0.58%	$ 5,315,760		0.57%	$ 4,698,059		0.62%
Net interest income/net interest spread		$ 66,876	4.22%		$ 64,360	4.19%		$ 59,646	4.35%
Net interest margin			4.45%			4.42%			4.61%
Net interest margin, excluding effect of nonaccrual loan income (expense)			4.47%			4.42%			4.63%
Net interest margin, excluding effect of nonaccrual loan income (expense) and prepayment fee income			4.44%			4.37%			4.60%

Nonaccrual loan income (reversed) recognized		$ (280)			$ (153)			$ (205)
Prepayment fee income received		537			580			313
Net		$ 257			$ 427			$ 108

Cost of deposits:
Noninterest bearing demand deposits	$ 1,379,230	$ --		$ 1,306,307	$ --		$ 1,155,905	$ --
Interest bearing deposits	3,684,448	6,307	0.68%	3,539,095	5,959	0.67%	3,079,405	5,492	0.73%
Total deposits	$ 5,063,678	$ 6,307	0.50%	$ 4,845,402	$ 5,959	0.49%	$ 4,235,310	5,492	0.52%

	Twelve Months Ended			Twelve Months Ended
	12/31/2013			12/31/2012

		Interest	Annualized		Interest	Annualized
	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
INTEREST EARNING ASSETS:

Gross loans, includes loans held for sale	$ 4,692,089	$ 266,684	5.68%	$ 3,974,626	$ 250,583	6.30%
Securities available for sale	703,812	14,726	2.09%	694,719	16,480	2.37%
FRB and FHLB stock and other investments	276,109	1,663	0.59%	205,743	744	0.36%
Federal funds sold	--	--	NA	11,342	78	0.68%
Total interest earning assets	$ 5,672,010	$ 283,073	4.99%	$ 4,886,430	$ 267,885	5.48%

INTEREST BEARING LIABILITIES:
Deposits:
Demand, interest-bearing	$ 1,289,082	$ 7,818	0.61%	$ 1,191,548	$ 7,566	0.63%
Savings	200,735	2,800	1.39%	187,301	3,364	1.80%
Time deposits:
$100,000 or more	1,317,178	8,254	0.63%	851,971	6,064	0.71%
Other	671,670	4,449	0.66%	691,579	4,361	0.63%
Total time deposits	1,988,848	12,703	0.64%	1,543,550	10,425	0.68%
Total interest bearing deposits	3,478,665	23,321	0.67%	2,922,399	21,355	0.73%
FHLB advances	421,729	4,899	1.16%	374,938	6,229	1.66%
Other borrowings	47,678	1,798	3.72%	44,535	2,064	4.56%
Total interest bearing liabilities	3,948,072	$ 30,018	0.76%	3,341,872	$ 29,648	0.89%
Non-interest bearing demand deposits	1,260,596			1,067,002
Total funding liabilities / cost of funds	$ 5,208,668		0.58%	$ 4,408,874		0.67%
Net interest income / net interest spread		$ 253,055	4.23%		$ 238,237	4.59%
Net interest margin			4.46%			4.88%
Net interest margin, excluding effect of nonaccrual loan income(expense)			4.47%			4.90%
Net interest margin, excluding effect of nonaccrual loan income(expense) and prepayment fee income			4.44%			4.88%

Nonaccrual loan income (reversed) recognized		$ (274)			$ (998)
Prepayment fee income received		1,485			746
Net		$ 1,211			$ (252)

Cost of deposits:
Non-interest bearing demand deposits	$ 1,260,596	$ --		$ 1,067,002	$ --
Interest bearing deposits	3,478,665	23,321	0.67%	2,922,399	21,355	0.73%
Total deposits	$ 4,739,261	$ 23,321	0.49%	$ 3,989,401	$ 21,355	0.54%

	Three Months Ended					Twelve Months Ended
	12/31/2013	9/30/2013	% change	12/31/2012	% change	12/31/2013	12/31/2012	% change
AVERAGE BALANCES
Gross loans, includes loans held for sale	$ 4,999,586	$ 4,771,022	5%	$ 4,262,167	17%	$4,692,089	3,974,626	18%
Investments	961,156	1,006,332	-4%	887,687	8%	979,921	911,804	7%
Interest earning assets	5,960,742	5,777,353	3%	5,149,854	16%	5,672,010	4,886,430	16%
Total assets	6,393,658	6,160,132	4%	5,490,540	16%	6,042,677	5,228,557	16%

Interest bearing deposits	3,684,448	3,539,095	4%	3,079,405	20%	3,478,665	2,922,399	19%
Interest bearing liabilities	4,161,220	4,009,452	4%	3,542,154	17%	3,948,072	3,341,872	18%
Noninterest bearing demand deposits	1,379,230	1,306,307	6%	1,155,905	19%	1,260,596	1,067,002	18%
Stockholders' equity	810,581	794,737	2%	745,468	9%	788,575	775,718	2%
Net interest earning assets	1,799,522	1,767,901	2%	1,607,700	12%	1,723,938	1,544,558	12%

	12/31/2013	9/30/2013	% change	12/31/2012	% change
LOAN PORTFOLIO COMPOSITION:
Commercial loans	$ 1,073,778	$ 1,068,844	0%	$ 1,073,625	0%
Real estate loans	3,904,059	3,736,225	4%	3,174,759	23%
Consumer and other loans	98,507	95,693	3%	49,954	97%
Loans outstanding	5,076,344	4,900,762	4%	4,298,338	18%
Unamortized deferred loan fees - net of costs	(2,168)	(1,823)	19%	(2,086)	4%
Loans, net of deferred loan fees and costs	5,074,176	4,898,939	4%	4,296,252	18%
Allowance for loan losses	(64,820)	(65,715)	1%	(66,941)	3%
Loan receivable, net	$ 5,009,356	$ 4,833,224	4%	$ 4,229,311	18%

REAL ESTATE LOANS BY PROPERTY TYPE:	12/31/2013	9/30/2013	% change	12/31/2012	% change
Retail buildings	$ 1,140,103	$ 1,089,898	5%	$ 868,567	31%
Hotels/motels	720,175	667,206	8%	609,076	18%
Gas stations/car washes	522,198	523,368	0%	428,997	22%
Mixed-use facilities	312,156	297,506	5%	340,433	-8%
Warehouses	383,979	362,700	6%	294,421	30%
Multifamily	181,503	171,489	6%	142,610	27%
Other	643,945	624,058	3%	490,655	31%
Total	$ 3,904,059	$ 3,736,225	4%	$ 3,174,759	23%

DEPOSIT COMPOSITION	12/31/2013	9/30/2013	% change	12/31/2012	% change
Noninterest bearing demand deposits	$ 1,399,454	$ 1,362,675	3%	$ 1,184,285	18%
Money market and other	1,376,068	1,267,113	9%	1,248,304	10%
Saving deposits	222,446	228,073	-2%	180,686	23%
Time deposits of $100,000 or more	1,499,248	1,475,321	2%	1,088,611	38%
Other time deposits	650,841	687,920	-5%	682,149	-5%
Total deposit balances	$ 5,148,057	$ 5,021,102	3%	$ 4,384,035	17%

DEPOSIT COMPOSITION (%)	12/31/2013	9/30/2013	12/31/2012
Noninterest bearing demand deposits	27.2%	27.2%	27.0%
Money market and other	26.7%	25.2%	28.5%
Saving deposits	4.3%	4.5%	4.1%
Time deposits of $100,000 or more	29.1%	29.4%	24.8%
Other time deposits	12.6%	13.7%	15.6%
Total deposit balances	100.0%	100.0%	100.0%

CAPITAL RATIOS	12/31/2013	9/30/2013	12/31/2012
Total stockholders' equity	$ 811,102	$ 801,230	$ 751,104
Tier 1 risk-based capital ratio	13.58%	13.64%	14.91%
Total risk-based capital ratio	14.78%	14.89%	16.16%
Tier 1 leverage ratio	11.89%	12.06%	12.76%
Book value per common share	$ 10.21	$ 10.10	$ 9.62
Tangible common equity per share[4]	$ 8.79	$ 8.52	$ 8.43
Tangible common equity to tangible assets[4]	10.98%	10.87%	11.86%

[4] Tangible common equity to tangible assets is a non-GAAP financial measure that represents common equity less goodwill and other intangible assets, net divided by total assets less goodwill and other intangible assets, net. Management reviews tangible common equity to tangible assets in evaluating the Company's capital levels and has included this ratio in response to market participant interest in tangible common equity as a measure of capital.

Reonciliation of GAAP financial measures to non-GAAP financial measures:

	12/31/2013	9/30/2013	12/31/2012
Total stockholders' equity	$ 811,102	$ 801,230	$ 751,104
Less: Common stock warrant	(378)	(378)	(378)
Goodwill and other intangible assets, net	(112,504)	(125,444)	(92,911)
Tangible common equity	$ 698,220	$ 675,408	$ 657,815

Total assets	$ 6,473,531	$ 6,340,987	$ 5,640,661
Less: Goodwill and other intangible assets, net	(112,504)	(125,444)	(92,911)
Tangible assets	$ 6,361,027	$ 6,215,543	$ 5,547,750

Common shares outstanding	79,441,525	79,247,719	78,041,511

Tangible common equity to tangible assets	10.98%	10.87%	11.86%
Tangible common equity per share	$ 8.79	$ 8.52	$ 8.43

	Three Months Ended					Twelve Months Ended
ALLOWANCE FOR LOAN LOSSES:	12/31/2013	9/30/2013	6/30/2013	3/31/2013	12/31/2012	12/31/2013	12/31/2012
Balance at beginning of period	$ 65,715	$ 71,675	$ 73,268	$ 66,941	$ 65,952	$ 66,941	$ 61,952
Provision for loan losses	8,450	744	800	7,506	2,422	17,500	19,104
Recoveries	605	1,086	507	250	587	2,448	4,665
Charge offs	(9,950)	(7,790)	(2,900)	(1,429)	(2,020)	(22,069)	(18,780)
Balance at end of period	$ 64,820	$ 65,715	$ 71,675	$ 73,268	$ 66,941	$ 64,820	$ 66,941
Net charge offs/average gross loans (annualized)	0.75%	0.56%	0.21%	0.11%	0.13%	0.56%	0.36%

	Three Months Ended					Twelve Months Ended
NET CHARGED OFF LOANS BY TYPE	12/31/2013	9/30/2013	6/30/2013	3/31/2013	12/31/2012	12/31/2013	12/31/2012

Real estate loans	$ 288	$ 6,129	$ 744	$ 1,014	$ 651	$ 8,175	$ 4,740
Commercial loans	9,139	119	1,684	150	627	11,092	8,819
Consumer loans	(82)	(44)	(35)	15	155	(146)	556
Charge offs excluding Acquired Credit Impaired Loans	9,345	6,204	2,393	1,179	$ 1,433	19,121	$ 14,115
Charge offs on Acquired Credit Impaired Loans	--	500	--	--	--	500	--
Total net charge offs	$ 9,345	$ 6,704	$ 2,393	$ 1,179	$ 1,433	$ 19,621	$ 14,115

NONPERFORMING ASSETS	12/31/2013	9/30/2013	6/30/2013	3/31/2013	12/31/2012
Delinquent loans 90 days or more on nonaccrual status[5]	$ 39,154	$ 36,129	$ 44,987	$ 42,269	$ 29,653
Delinquent loans 90 days or more on accrual status[6]	5	948	252	--	--
Accruing restructured loans	33,903	36,018	36,225	32,249	29,849
Total nonperforming loans	73,062	73,095	81,464	74,518	59,502
Other real estate owned	24,288	27,582	9,596	8,419	2,698
Total nonperforming assets	$ 97,350	$ 100,677	$ 91,060	$ 82,937	$ 62,200
Nonperforming assets/total assets	1.50%	1.59%	1.55%	1.42%	1.10%
Nonperforming assets/loans receivable & OREO	1.91%	2.04%	2.01%	1.84%	1.45%
Nonperforming assets/total capital	12.00%	12.57%	11.66%	10.74%	8.28%
Nonperforming loans/loans receivable	1.44%	1.49%	1.80%	1.66%	1.38%
Nonaccrual loans/loans receivable	0.77%	0.74%	1.00%	0.94%	0.69%
Allowance for loan losses/loans receivable	1.28%	1.34%	1.59%	1.63%	1.56%
Allowance for loan losses/nonaccrual loans	165.55%	181.89%	159.32%	173.34%	225.75%
Allowance for loan losses/nonperforming loans	88.72%	89.90%	87.98%	98.32%	112.50%
Allowance for loan losses/nonperforming assets	66.58%	65.27%	78.71%	88.34%	107.62%

[5] Excludes delinquent SBA loans that are guaranteed and currently in liquidation totaling $27.5 million, $25.2 million, $21.0 million, $18.6 million and $17.6 million at December 31, 2013, September 30, 2013, June 30, 2013, March 31, 2013, and December 31, 2012, respectively.
[6] Excludes Acquired Credit Impaired Loans totaling $43.8 million, $38.6 million, $18.5 million, $21.6 million, and $17.7 million at December 31, 2013, September 30, 2013, June 30, 2013, March 31, 2013, and December 31, 2012, respectively.

BREAKDOWN OF ACCRUING RESTRUCTURED LOANS BY TYPE:	12/31/2013	9/30/2013	6/30/2013	3/31/2013	12/31/2012
Retail buildings	$ 5,576	$ 6,777	$ 6,812	$ 2,556	$ 3,301
Hotels/motels	8,477	8,550	8,623	8,701	8,774
Gas stations/car washes	--	--	--	--	--
Mixed-use facilities	802	807	811	816	--
Warehouses	482	485	489	492	494
Multifamily	--	--	--	3,247	3,247
Other[7]	18,566	19,399	19,490	16,437	14,023
Total	$ 33,903	$ 36,018	$ 36,225	$ 32,249	$ 29,839

[7] Includes commercial business and other loans

DELINQUENT LOANS LESS THAN 90 DAYS PAST DUE	12/31/2013	9/30/2013	6/30/2013	3/31/2013	12/31/2012

Legacy
30 - 59 days	$ 2,209	$ 1,705	$ 2,056	$ 1,174	$ 968
60 - 89 days	266	732	85	2,411	349
Total delinquent loans less than 90 days past due - legacy	$ 2,475	$ 2,437	$ 2,141	$ 3,585	$ 1,317

Acquired
30 - 59 days	$ 14,791	$ 22,304	$ 8,590	$ 22,552	$ 7,411
60 - 89 days	4,969	7,366	5,574	3,848	16,835
Total delinquent loans less than 90 days past due - acquired	$ 19,760	$ 29,670	$ 14,164	$ 26,400	$ 24,246

Total delinquent loans less than 90 days past due	$ 22,235	$ 32,107	$ 16,305	$ 29,985	$ 25,563

DELINQUENT LOANS LESS THAN 90 DAYS PAST DUE BY TYPE	12/31/2013	9/30/2013	6/30/2013	3/31/2013	12/31/2012

Legacy
Real estate loans	$ 1,375	$ 1,664	$ 853	$ 2,870	$ 595
Commercial loans	1,024	744	1,267	692	532
Consumer loans	76	29	21	23	190
Total delinquent loans less than 90 days past due - legacy	$ 2,475	$ 2,437	$ 2,141	$ 3,585	$ 1,317

Acquired
Real estate loans	$ 14,005	$ 18,280	$ 11,433	$ 14,437	$ 21,598
Commercial loans	3,936	10,679	2,461	11,294	2,533
Consumer loans	1,819	711	270	669	115
Total delinquent loans less than 90 days past due - acquired	$ 19,760	$ 29,670	$ 14,164	$ 26,400	$ 24,246

Total delinquent loans less than 90 days past due	$ 22,235	$ 32,107	$ 16,305	$ 29,985	$ 25,563

NONACCRUAL LOANS BY TYPE	12/31/2013	9/30/2013	6/30/2013	3/31/2013	12/31/2012

Real estate loans	$ 28,083	$ 26,616	$ 34,577	$ 33,751	$ 20,430
Commercial loans	10,141	8,743	9,629	7,591	8,253
Consumer loans	930	770	781	927	970
Total nonaccrual loans	$ 39,154	$ 36,129	$ 44,987	$ 42,269	$ 29,653

CRITICIZED LOANS	12/31/2013	9/30/2013	6/30/2013	3/31/2013	12/31/2012
Legacy
Special mention	$ 46,480	$ 61,804	$ 66,774	$ 59,681	$ 25,279
Substandard	120,163	100,551	97,692	94,303	94,335
Doubtful	359	8	152	455	474
Loss	--	--	--	22	--
Total criticized loans - legacy	$ 167,002	$ 162,363	$ 164,618	$ 154,461	$ 120,088

Acquired
Special mention	$ 43,009	$ 49,827	$ 42,014	$ 52,722	$ 54,310
Substandard	138,337	143,149	121,758	133,398	113,610
Doubtful	6,100	2,045	368	327	415
Loss	1,402	990	707	849	245
Total criticized loans - acquired	$ 188,848	$ 196,011	$ 164,847	$ 187,296	$ 168,580

Total criticized loans	$ 355,850	$ 358,374	$ 329,465	$ 341,757	$ 288,668
CONTACT: Angie Yang
         SVP, Investor Relations
         213-251-2219
         angie.yang@BBCNbank.com